UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                 Form 8-K


                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report:                      March 3, 1999
Date of Earliest Event Reported:     March 3, 1999

                        Commission File No.  0-23051

                        WIRELESS DATA SOLUTIONS, INC.

                            A Utah corporation
               I.R.S. Employer Identification No. 93-0734888
              2233 Roosevelt Rd., Ste. 5, St. Cloud, MN 56301
               Registrant's Telephone Number:  (320)203-7477


                         1016 Shore Acres Drive
                          Leesburg, FL 34748
                    (Former name or former address,
                     if changed since last report)

Item 5.  Other events

     Oceanside, California  -- February 27, 1999  --
Wireless Data Solutions, Inc. (OTC: BB - SOLU) today announced that a Board of Directors meeting was held on February 24, 1999.

     Based upon the long term under performance of the SOLU and a philosophical difference as to the new strategies for growth, the majority of the board voted to remove Mike
McLaughlin from all positions he held in WDS. This included Chairman of the Board of Directors, CEO, and Chairman of the Board of Distributed Networks, Inc. (Dinet), a subsidiary of WDS. This change was effective March 3, 1999.

    A resolution was proposed to elect Patrick Makovec as Chairman and Secretary / Treasurer of the board, and Brian Blankenburg as President. Mr. Makovec has been on the board of WDS since 1989. He was formerly Treasurer of WDS and Dinet. He has a Masters in Business from the University of Wisconsin. Mr. Blankenburg is a partner in the Business Development Group, a national consulting company, which focuses on business turn-arounds. He joined the board in 1997. In September 1998, he accepted the additional responsibility as President of Dinet.